As filed with the Securities and Exchange Commission on August 9, 2004

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MARKEL CORPORATION	MARKEL CAPITAL TRUST II
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its certificate of trust)

VIRGINIA	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

54-1959284	To be applied for
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, VA 23060-6148

(804) 747-0136

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory B. Nevers, Senior Vice President and General Counsel

Markel Corporation

4521 Highwoods Parkway, Glen Allen, VA 23060-6148

(804) 747-0136

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Reg. No. 333-71952

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Debt securities	$20,000,000	$20,000,000	$2,534

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

The registration statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933. This registration statement relates to the public offering of the Registrants’ securities contemplated by the Registration Statement (No. 333-71952) on Form S-3 (the “Prior Registration Statement”). This registration statement is being filed for the sole purpose of increasing the amount of securities to be sold by $20,000,000. The contents of the Prior Registration Statement are hereby incorporated by reference.

ITEM 16. EXHIBITS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-71952 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except the following, which are filed herewith.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1	Opinion of McGuireWoods LLP, counsel to Markel Corporation with respect to legality of securities.
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Markel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, the Commonwealth of Virginia, on the 9th day of August, 2004.

MARKEL CORPORATION

By	/S/ DARRELL D. MARTIN
Darrell D. Martin Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 9th day of August, 2004

/s/ Alan I. Kirshner

Alan I. Kirshner, Director

(Chief Executive Officer)

*

Anthony F. Markel, President, Director

*

Steven A. Markel, Vice-Chairman, Director

/s/ Darrell D. Martin

Darrell D. Martin, Executive

Vice President and Chief Financial Officer

(Principal Financial Officer, Principal

Accounting Officer)

Douglas C. Eby, Director

*

Leslie A. Grandis, Director

Stewart M. Kasen, Director

Jay M. Weinberg, Director

*By:	/s/Gregory B. Nevers
Gregory B. Nevers Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Markel Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, the Commonwealth of Virginia, on the 9th day of August, 2004.

MARKEL CAPITAL TRUST II By: Markel Corporation, as Sponsor

By	/s/Darrell D. Martin
Darrell D. Martin Executive Vice President and Chief Financial Officer